                                   LEASE AGREEMENT

    THIS LEASE AGREEMENT entered into this ______ day of __________, 19__, by and between J. MACDONALD BURKHART, M.D. ("Lessor"), and COUNTRY TONITE THEATRE, L.L.C., a Tennessee limited liability company ("Lessee").

                                 W I T N E S S E T H:
    THAT IN CONSIDERATION of the payment of the rents set forth below, and of the keeping of the mutual terms and covenants set forth herein, the parties hereby enter into this Lease Agreement (the "Lease"), by which Lessor leases to Lessee, and Lessee takes as a tenant, the property described on EXHIBIT A hereto which has been improved for use as a theater and parking therefor (the "Premises"), which exhibit is incorporated fully herein by reference, and all of the furniture, equipment, and fixtures which are owned by Lessor and currently used on the Premises, as more particularly described on EXHIBIT B, which exhibit is incorporated fully herein by reference (the "Equipment"), for a term beginning on the 15th day January, 1997 (the "Starting Date"), and ending on the 31st day of December, 2001, unless sooner terminated or extended in accord with the provisions herein. The "Premises" and the "Equipment" are collectively referred to herein as the "Leased Property".

    TO HAVE AND TO HOLD the Leased Property, with all rights, privileges and appurtenances thereto belonging, unto Lessee for and during the term as above provided; and Lessor covenants with Lessee to keep Lessee in quiet possession of the Leased Property during the term of the Lease, unless sooner terminated pursuant to any provision of the Lease, provided that Lessee shall promptly pay the rent and keep and perform the covenants and agreements of this Lease.

    1. POSSESSION OF LEASED PROPERTY: Lessee acknowledges that it has conducted an inspection of the Leased Property, and the acceptance of possession by Lessee shall be conclusive evidence that the Leased Property is in acceptable condition and fit for Lessee's purposes. Lessee shall have the right of possession of the Leased Property as of the Starting Date and Lessor shall not permit the condition of the Leased Property to deteriorate between the date hereof and the Starting date, ordinary wear and tear excepted. In addition, upon the prior, written consent of Lessor, which shall not be unreasonably withheld and subject to the rights of third-parties, Lessee shall have the right of access to and entry on the Leased Property prior to the Starting Date, if and to the extent necessary to allow Lessee to prepare for the performance of its obligations as stated herein and consistent with Lessor's rights and obligations to the current tenant and other third parties.

    2. USE OF LEASED PROPERTY: Lessee shall use the Leased Property solely for the purpose of operating theatrical and musical productions including the "Country Tonite Show" solely for the exclusive benefit of the Lessee, and also including complimentary morning and afternoon musical and theatrical shows, and celebrity shows, and for no other purposes without the prior, written consent of Lessor. The parties acknowledge and agree that Lessee has entered into or will enter into a contract with Country Tonite Enterprises providing for performance of the "Country Tonite Show" on the Premises throughout the term of this Lease Agreement, as provided in such contract, a copy of which is attached hereto as Exhibit C (the "CTE Contract"). Lessee shall comply, at its own expense, with all present and future federal, state, and local laws, rules, regulations, ordinances, and/or orders concerning the use of the Leased Property, provided, however, Lessor shall be responsible for correcting any existing violations of such laws existing as of the Starting Date. Lessee shall do nothing, and shall permit nothing to be done, on or about the Leased Property which constitutes waste, nuisance, or interference with the peaceful, quiet enjoyment or use of adjoining or neighboring property. Lessee shall do nothing which would make void or voidable any insurance on the Leased Property. Lessee shall not damage the Leased Property and Lessee shall exercise due care in and around the Leased Property. Lessee shall preserve and protect the Leased Property and shall be responsible for keeping the Premises clean. Notwithstanding anything herein, Lessee shall not be liable for the cost of any damage actually reimbursed by insurance or any damages that Lessor is required to insure hereunder.

    3. RENT: Lessee shall pay Lessor rent on the first day of each month during the term of this Lease, beginning on March 1, 1997 and on the first day of each succeeding month. The amount of such rental shall be as follows:

    (a) for the period beginning March 1, 1997 and ending on February 28, 1998, the total sum of Three Hundred Sixty Thousand Dollars ($360,000.00) payable in twelve (12) equal installments of Thirty Thousand Dollars ($30,000.00) each;

    (b) for the period beginning on March 1, 1998 and ending on February 28, 1999, the total sum of Four Hundred Eighty Thousand Dollars ($480,000.00) payable in twelve (12) equal installments of Forty Thousand Dollars ($40,000.00) each;

    (c) for the period beginning on March 1, 1999 and ending on February 28, 2000, the total sum of Eight Hundred Forty Thousand Dollars ($840,000.00) payable in twelve (12) equal installments of Seventy Thousand Dollars ($70,000.00) each; and

    (d) for each subsequent year during the term of this Lease (beginning on each successive March 1 and ending on the following February 28, unless terminated sooner in accordance with the terms of this Lease), the total sum of Eight Hundred Forty Thousand Dollars ($840,000.00) per year, payable in equal monthly installments of Seventy Thousand Dollars ($70,000.00) each.

    Rent shall be due and payable on the first day of each month without further notice as to the due date and without set-off or deduction except as otherwise expressly provided herein, at the address of Lessor specified on the signature page of this Lease, or at such other address as the Lessor may from time to time specify by written notice to Lessee.

    4.   TAXES, UTILITIES, MORTGAGE PAYMENTS, PROPERTY INSURANCE, AND
ASSESSMENTS: Lessor shall be responsible for all mortgage payments (if any), property taxes, and assessments (if applicable), and commercial property insurance and his own commercial general liability insurance, if any, as to the Leased Premises. Lessee shall be responsible for all other costs and expenses, including utilities and all other insurance, including its own commercial general liability insurance, connected with or relating to the Leased Property during the term of this Lease Agreement, beginning on the Starting Date, except to the extent expressly provided herein, as additional rent.

    5.   REPAIRS AND MAINTENANCE:  Lessor warrants that as of the Starting
Date, the Equipment will be in good operating condition, and Lessee's acceptance of possession shall be conclusive evidence of such good condition. Lessor assumes responsibility for major repairs that are essential and required as to the roof and structure of the building located on the Premises and for major repairs (not maintenance or minor repairs) as to the HVAC system utilized in such theater building. Lessee shall be responsible for all other repairs, maintenance, upkeep, and cleaning as to the Leased Property. It shall be the responsibility of Lessee to maintain the Leased Property and any and all improvements thereto in good condition, repair, and working order, ordinary wear and tear excepted, and except to the extent Lessor is obligated to make a major repair as required above.

    6. INSURANCE: Lessor shall purchase and maintain, at its expense, during the term of the Lease, commercial property insurance covering the Leased Property against at least those risks covered by the Insurance Services Office Special Cause of Loss Form or its equivalent for the full replacement value thereof with an agreed amount endorsement so as to avoid any coinsurance penalty, with a deductible of not more than Twenty-five Thousand Dollars ($25,000.00). The risks of flood and earthquake shall also be insured against either by endorsement to said commercial property policy or by a separate policy specifically insuring against those risks.

    Lessee shall purchase and maintain, at its expense, during the term of the Lease commercial general liability insurance covering Lessee's legal liability as respects the Leased Property and any adjacent property which serves the Leased Property. Said insurance shall have limits of not less than

Ten Million Dollars ($10,000,000.00) per occurrence for bodily injury including death, property damage and personal injury. Lessee agrees to name Lessor as an Additional Insured -- Lessee of Premises.

    In the event that both Lessor and Lessee agree, the commercial property and commercial general liability required to be carried hereunder by both parties pursuant to this PARAGRAPH 6 may be provided by one or more policies insuring both Lessor, Lessee and their respective owners. In such event, the total limit of the commercial property policy shall be equal to the sum of the limit required to be carried by Lessor and Lessee and the policy shall carry a deductible not to exceed Twenty-Five Thousand Dollars ($25,000.00). The limits of the commercial general liability policy shall not be less than Ten Million Dollars ($10,000,000.00) per occurrence and general aggregate. The premiums for said policy(ies) shall be paid by Lessor and Lessee based on the respective charges made by the insurance company(ies) providing such coverage, with Lessor paying the premiums related to the commercial property insurance on the Leased Property and loss of rental income and landlord's liability if Lessor decides to carry such insurance and with Lessee paying the premiums related to the commercial general liability policy (other than landlord's liability), loss of income insurance and commercial property insurance on Lessee's own property. In the event of a loss under the commercial property policy that is subject to a deductible, Lessor and Lessee shall each bear that portion of the deductible that is equal to a fraction of which the numerator is the amount of their respective insured loss and the denominator of which is equal to the total insured loss incurred. If either party elects to maintain their individual policies for any policy period, they shall notify the other party at least ninety (90) days prior to the expiration of the current policy(ies) period.
Both Lessor and Lessee will be named insureds on all said insurance policies.

    All insurance required to be maintained by either Lessor or Lessee shall be written by insurance companies licensed to do business in the State of Tennessee and that have A.M. Best Ratings of A-VII or better and such companies must be reasonably acceptable to Lessor. Lessor and Lessee shall each provide the other with certificates of insurance evidencing the insurance required by this PARAGRAPH 6 which must contain provisions that require the insurer to give the certificate holder at least thirty (30) days notice of cancellation or renewal.

    7. WAIVER OF SUBROGATION: Lessor and Lessee hereby release the other from any and all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise for any loss or damage to property caused by fire or any other covered casualties, even if such fire or other casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible, PROVIDED, HOWEVER, that this release shall be applicable and in force and effect only with respect to loss or damage fully covered by insurance and occurring during such time as the releasor's insurance policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder.

    Lessor and Lessee each agrees that they will request their insurance carriers to include in their policies a waiver of subrogation clause or endorsement. If extra cost shall be charged therefor, each party shall advise the other thereof and of the amount of the extra cost, and the other party, at its election, may pay the same, but shall not be obligated to do so.

    8. DAMAGE TO LEASED PROPERTY: In case of damage to the Leased Property or any subsequent improvements by fire or other casualty, Lessee shall give immediate written notice to Lessor, who shall elect to cause the damage to be repaired with reasonable speed (unless the Lease is terminated as provided below), subject to delays beyond the reasonable control of Lessor, and to the extent the Premises are rendered unfit for Lessee's purpose, the rent shall proportionately abate beginning on the date of such damage. In the event that the damage shall be so extensive that in the written opinion of an independent architect selected by Lessor and reasonably acceptable to Lessee that it is not reasonable for Lessor to repair or rebuild within one (1) year from the date of such damages, this Lease shall be terminated as of the date of such damage by written notice from Lessor to Lessee, given within ninety (90) days after the date of such damage, and the rent shall be adjusted to the date of such damage and Lessee shall promptly vacate the Premises. In the event that the Lease is not terminated in accordance with the terms of this Agreement, and if Lessee reasonably ceases its use of the Premises as a direct result of damage caused by fire or other casualty, then rent shall be abated from the date of the damage until Lessee reasonably may resume use of the Leased Property.

    9. CONDEMNATION: If the whole or substantially whole of the Premises shall be lawfully condemned or taken in any manner for any public or quasi-public use or purpose, this Lease shall terminate as of the date of the taking. If less than the whole or substantially the whole of the Premises shall be so condemned or taken, then Lessor or Lessee may, at its option, terminate this Lease as of the date of the taking if such taking materially interferes with Lessee's operations on the Premises. Upon any such condemnation or taking and the continuation of this Lease as to any part of the Premises, the base rental shall be diminished by an amount representing the part of the said rent properly applicable to the portion of the Premises which may be so condemned or taken. Lessor shall be entitled to receive the entire award in any condemnation proceeding, except as provided below, and Lessee shall have no claim against Lessor or against the proceeds of the condemnation. However, Lessee shall not be prohibited from making an appropriate claim against the condemning authority for the value of the unexpired term of the Lease and/or for any displacement award to which Lessee may be entitled.

    10. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS: Lessor shall not be responsible for the making of any decorations, alterations, additions, or improvements to the Leased Property. Lessee may not make decorations, alterations, additions, or improvements (except required repairs, maintenance, and cleaning and except for initial decorations, signs, marquees, and additions deemed reasonably necessary by Lessee to make the Premises operable as a County Tonite Theatre and which shall not cause any structural, permanent or significant damage to the Leased Property or require any cost or expense to Lessor upon termination of this Lease) on or to the Leased Property without the prior consent of Lessor in writing. All permitted decorations, alterations, additions, and improvements shall become the property of Lessor and shall remain with the Leased Property as a part thereof upon the termination of this Lease (except that Lessee may remove its trade fixtures and personal property upon such termination). Further, Lessor, at his option, may require Lessee to remove any decorations, signs, marquees, trade fixtures, personal property and/or additions, at Lessee's sole expense, and require Lessee to promptly and fully repair any damages caused by the removal of any such item(s).

    11. SIGNS: Lessor consents to Lessee's use of the stone sign and electronic message reader currently used on the Premises (the "Message Reader") subject to the following terms and conditions:

    (a) Lessee shall not display any additional signs or any other outdoor advertising materials on the Premises (except to the extent permitted by PARAGRAPH 10 above) or relocate the existing stone sign, without the prior, written consent of Lessor as to location, size, design, and content. Lessee shall provide Lessor with reasonable specifications, drawings, and descriptions when seeking such consent. Such consent shall not be unreasonably withheld. Lessee shall bear all expenses associated with any signs except for lease payments due in connection with the Message Reader. Any such sign(s) placed upon the Premises in accordance with this provision, shall:

         (i) be in compliance with all federal, state, and local laws, regulations, and ordinances;

         (ii)      not cause any damage to the Premises; and

         (iii)     promptly be removed by Lessee upon termination of the Lease;

    (b) Lessee's use of the stone sign and Message Reader, and any permitted modifications, shall not result in any damage to such sign or Message Reader;

    (c) Lessee may acquire an electronic sign or message reader for its use in lieu of the existing Message Reader. In such event, Lessor shall have the right to remove the existing Message Reader and Lessor shall have no further obligation to provide an electronic sign or Message Reader to Lessee. Lessee shall use its best efforts to assist Lessor in selling, trading, or exchanging the Message Reader on terms financially advantageous to Lessor. In that regard, Lessee shall negotiate in good faith with Don Bell Industries, Inc. regarding the acquisition of a replacement electronic sign or message reader, including a possible trade of the existing Message Reader, but notwithstanding the foregoing, Lessee shall not be required to purchase a replacement electronic sign or message reader from Don Bell Industries, Inc. if Lessee determines that it is in its best interests to purchase a replacement electronic sign or message reader from another vendor;

    (d) If Lessee acquires a replacement electronic sign or message reader for its use, Lessor shall have the option to acquire such sign and related equipment from Lessee upon termination of this Lease for an amount equal to the lower of:

         (i)  Lessee's adjusted tax basis in such equipment; or

         (ii) sixty percent (60%) of the fair market value of such equipment.

         Lessor shall have ninety (90) days following the termination of this Lease to exercise any option provided hereunder and thirty (30) days thereafter to pay the purchase price as computed above.

    12. ACCESS BY LESSOR: Lessor and/or its authorized agents shall have the right to enter the Premises at all reasonable times for inspection. Lessor and/or its authorized agents shall have the right to enter the Premises to show the Leased Property to prospective purchasers, tenants, or for any other reasonable purpose upon twenty-four (24) hours advance notice.

    13. ASSIGMMENT AND SUBLETTING: Lessee shall not assign, sell, mortgage, or otherwise transfer this Lease, in whole or in part, or sublet all or part of the Premises (except for limited licenses to third-parties for the purposes of entertainment activities and vendors of items such as souvenirs, refreshments and similar items that compliment the authorized uses of the Premises, that provide revenue solely for the benefit of Lessee, and provided such licenses have terms that are consistent with the terms of this Lease), without the prior, written consent of Lessor, which consent may be withheld for any reason, reasonable or unreasonable, in Lessor's sole discretion.

    14. PARKING: Lessor agrees and covenants that throughout the term of the Lease it shall provide on or adjacent to the Premises one (1) parking space for every three (3) theater seats, together with reasonably sufficient tour bus spaces. Lessee agrees that a total of three hundred fifty (350) parking spaces now exist; provided, however, that Lessor shall correct any drainage problems that prevent the reasonable use of existing parking spaces prior to the Starting Date. Lessor shall provide and gravel a total of one hundred fifty (150) additional such parking spaces prior to March 1, 1997 in an unpaved area until such time as Lessor and Lessee mutually agree that additional paved parking spaces are reasonably required. Such parking spaces need not be on the Premises but shall be located on the property currently owned by the Lessor which adjoins the Premises; the location of such spaces within that adjoining property shall be at the discretion of Lessor but such parking area shall be adjacent to the Premises or connected to the boundary of the Premises by a walkway not to exceed twenty-five (25) feet in length. Such parking spaces shall be in an area reasonably accessible to the theater and the utilities, security, and maintenance of such spaces shall be the duty of Lessee. Such parking, as located from time to time, shall become a part of the Premises for purposes of this Lease Agreement. In the event Lessor fails to construct and gravel such additional parking spaces on or before March 1, 1997, Lessee may construct and gravel such parking spaces and may deduct the cost thereof, with interest thereon at the prime rate published in the WALL STREET JOURNAL (the "Prime Raten), from the rents payable hereunder.

    15. ASSUMPTION OF EQUIPMENT LEASES: As of March 1, 1997, Lessee shall assume all of Lessor's obligations under the equipment leases attached hereto as COLLECTIVE EXHIBIT D which is incorporated herein by reference (the "Leased Equipment"). During the term of this Lease, Lessee shall have the right to use the Leased Equipment.

    Upon termination of this Lease, regardless of the cause of such termination, all rights associated with the lease of sound and light equipment (Pearson Leasing & Financial Corporation d/b/a Citizens National Leasing), including title to such equipment if the Lease and any purchase option has been paid in full, shall be the sole and exclusive property of Lessor. Lessee shall use its best faith efforts to facilitate and arrange for a reasonable sale of the video equipment currently leased by Pro Lease Funding Group, Inc. to Burkhart Farms, LLC.

    Lessee is not assuming any obligations under a lease between Don Bell Industries, Inc. and Burkhart Farms, LLC in connection with the Message Reader. Provided, however, Lessee shall have the right to use the Message Reader in accordance with the terms set forth in PARAGRAGH 11 hereof, and Lessor shall cause Burkhart Farms, LLC to make such Message Reader available to Lessee.

    16. EXTENSION AND TERMINATION OF TERM: Provided Lessee is not then in default, and provided that the term of this Lease has not otherwise terminated, and provided that the existence of Lessee has not been dissolved as a result of the wrongful action of either member, Lessee shall have the right, at the expiration of the initial five (5) year term of this Lease, to a series of four
(4) consecutive renewal options, each for a term of two (2) years, and each beginning upon the date of expiration of the preceding term. Lessee shall exercise such option by written notice to Lessor, given in accord with the notice provisions of this Lease, not less than one hundred eighty (180) days prior to the expiration of the initial term and not less than ninety (90) days prior to the expiration of any renewal term. In the event the Lessee is dissolved in violation of Lessee's Operating Agreement, this

Lease shall terminate at the option of Lessor if Casino Resource Corporation of Tennessee, Inc. caused such dissolution or by Lessee if Burkhart Ventures, LLC caused such dissolution. Otherwise, if Lessee terminates as a limited liability company in accordance with the terms of its Operating Agreement and such termination is not wrongful, then this Lease shall terminate.

    17.  DEFAULT:  Any of the following shall constitute an event of default by
Lessee:

    (a) Failure by Lessee to pay, in full, on the dates due, any rental or other sums payable hereunder, including Lessee's obligation to pay for insurance. TIME IS OF THE ESSENCE. Provided, however, Lessee shall have five (5) days following written notice from Lessor to cure such default.

    (b) Failure by Lessee to observe or perform any of the terms, covenants, agreements, or conditions contained in this Lease, other than payment of rental, additional rental, or other sums due, for a period of thirty (30) days after written notice from Lessor specifying such default, provided, if any such default cannot be completely cured within such thirty (30) day period, despite Lessee's diligent, best faith effort, commenced immediately, then Lessee shall have a reasonable time to complete the cure of such default, for a period not to exceed ninety (90) days.

    (c) The filing by Lessee of a voluntary petition in bankruptcy or a voluntary petition or answer seeking reorganization, arrangement, readjustment of debts, or any other relief under the bankruptcy act, or any other insolvency act, or any action by Lessee indicating consent, approval, or acquiescence in any such proceeding; the making by Lessee of any general assignment for the benefit of its creditors; or the inability of Lessee, or the admission by Lessee of the inability to pay its debts.

    (d) The filing of any involuntary petition in bankruptcy or similar proceeding against Lessee, and the continuation of such proceeding for a period of ninety (90) days undismissed, unbonded, or undischarged.

    (e)  The insolvency of Lessee.

    (f) The desertion or abandonment, or failure to use the Leased Property as the "Country Tonite Theatre" for any period (during the contemplated annual operating season) exceeding seven (7) consecutive days, regardless of whether Lessee continues to pay all stipulated rental, unless Lessor provides written consent, which shall not be unreasonably withheld, or unless caused by damage or destruction of the Leased Property.

    (g) The occurrence of any unlawful activity on the Premises permitted or tolerated by the Lessee.

    (h) Attachment of the Leased Property or Lessee's interest therein, if not satisfied or dissolved within ten (10) days.

    (i) The attempted assignment, subletting, or mortgaging of the Leased Property without the prior, written consent of Lessor.

    (j) Any construction, change, or alteration to the Leased Property by Lessee or Lessee's agent without the prior, written consent of Lessor unless permitted by this Lease.

The following shall constitute an event of default by Lessor under this Lease:

    (a) Failure by Lessor to observe or perform any of the terms, covenants, agreements, or conditions contained in this Lease for a period of thirty (30) days after written notice from Lessee specifying such default. Provided, however, if Lessor has a repair obligation pursuant to PARAGRAPH 5, such repair shall be commenced within ten
         (10) days after written notice from Lessee and shall be completed as promptly as possible.


    18. REMEDIES: Lessor, to the extent permitted by law, may take any one or more of the remedial steps set forth below, when there exists an event of default by Lessee:

    (a) Lessor may, at its option, declare the present value of all installments of rent as determined at the time of default for the remainder of the Lease term to be immediately due and payable, less the present value of the reasonably foreseeable rental income from the Leased Property for the remainder of the term.

    (b) Lessor may re-enter and take possession of the Leased Property without terminating this Lease, and re-lease the Leased Property in its entirety for the account of Lessee, holding Lessee liable for the difference in rent and other amounts actually paid by the new tenant, and the rents and other amounts payable by Lessee hereunder.

    (c) Lessor may terminate the Lease, exclude Lessee from possession of the Leased Property, and use its best efforts to lease the same to another for the account of Lessee, holding Lessee liable for all rent and other amounts payable by Lessee hereunder.

    (d) Lessor may take whatever action at law or in equity it may deem necessary or desirable to collect the rent and other amounts then due and thereafter to become due, or to enforce performance of any obligation, agreement, or covenant of the Lease, and in connection with such action, may recover all damages to Lessor for Lessee's violation or breach of the Lease.

    (e) No remedy reserved to Lessor hereunder is intended to be exclusive, and each and every remedy shall be cumulative. No delay or omission to exercise any right or power accruing to Lessor upon any default by Lessee shall impair any such right or shall be construed to be a waiver thereof.

    (f) Lessee shall pay Lessor as additional damages in the event of breach the reasonable fees of any attorneys employed by Lessor for the collection of rent or the enforcement or performance of the Lease, and all other expenses incurred by Lessor in connection therewith, including but not limited to litigation expenses, court costs, and court reporter's fees.

    If an event of default by Lessor shall occur hereunder, in addition to any other remedies granted or permitted by law, Lessee may cure such default and may deduct the cost of such cure, plus interest thereon at the Prime Rate, from the rents payable hereunder, provided, however, Lessee has first provided written notice of such alleged default and Lessor has not commenced to cure such alleged default within thirty (30) days following such notice. Provided, if any such default cannot be completely cured within such thirty (30) day period, despite Lessor's diligent, best faith effort, commenced immediately, then Lessor shall have a reasonable time to complete the cure of such default for a period not to exceed ninety (90) days.

    19. NOTICES: All notices required or permitted hereunder shall be given in writing and shall either be personally delivered, sent by facsimile or mailed to the addresses/ facsimile numbers of the parties set forth on the signature page of this Lease, or to such other addresses/facsimile numbers as may be designated from time to time by either party, by notice given pursuant to this paragraph. When notice is by mail, it shall be sent certified with postage pre-paid and shall be complete upon its deposit in the U.S. mail. Notices personally delivered or sent by facsimile shall be effective upon delivery or transmission. If notices are sent by facsimile, a copy shall also be mailed. Copies of any notices required or permitted hereunder shall also be sent to the following:

    If to Lessor:  Timothy M. McLemore, Esq.
                        Gentry, Tipton, Kizer & McLemore, P.C.
                        800 S. Gay Street, Suite 2610

                        P.O. Box 1990
                        Knoxville, Tennessee 37901

    If to Lessee:  G. Mark Mamantov, Esq.
                        Bass, Berry & Sims, PLC
                        900 S. Gay Street, Suite 1700
                        P.O. Box 1509
                        Knoxville, Tennessee 37901-1509

    20. SUBORDINATION: This Lease shall be subordinate to any mortgage now or hereafter placed upon the Leased Property and to any and all renewals, replacements, and extensions of any such mortgage, but only if Lessor shall deliver to Lessee within ninety (90) days of the date any such mortgage is executed a nondisturbance agreement from any such mortgagee of the Leased Property in a form reasonably satisfactory to Lessee. Lessor also covenants to provide Lessee within thirty (30) days of the date hereof a nondisturbance agreement from any existing mortgagees in a form reasonably satisfactory to Lessee. In the event of foreclosure of any such mortgage, exercise of power of sale thereunder, or deed in lieu of foreclosure, Lessee shall attorn to the purchaser under such foreclosure, exercise of power of sale, or deed in lieu of foreclosure, and recognize such purchaser as the Lessor, provided that such purchaser does not disturb Lessee's right to possession as long as Lessee observes and performs all of the terms and conditions of this Lease.

    21. WAIVER: No waiver by Lessor at any time of the breach of any covenant by Lessee shall impair Lessor's rights for any subsequent breach, and acceptance by Lessor of a portion of all rent past due shall not constitute a waiver of the breach of any covenant or condition, or of any damages due to Lessor by Lessee. No waiver of any provision of this Lease shall be binding upon Lessor unless in writing signed by Lessor. This provision may not be orally waived.

    22. CERTIFICATE OF GOOD STANDING: Lessor and Lessee agree, at any reasonable time, and from time to time, upon not less than five (5) days notice by the other party, to execute, acknowledge, and deliver to the other party a statement in writing certifying that the Lease is unmodified and in full force and effect, and certifying the dates to which the rent, rent adjustments, and other charges have been paid, and stating whether or not to the best knowledge of the signers of such certificate, that the other party is in default in performance of any obligation under this Lease, and if so, specifying such default, it being intended that such statement be delivered to and relied upon by any prospective purchaser, tenant, mortgagee of the Premises or any lender to or investor in Lessee. If the other party fails or refuses to provide such certificate within the time allowed, it will be conclusively presumed that the Lease is in full force and effect in accord with its terms and that the other party is not in default.

    23. AMENDMENT OF LEASE: This Lease may not be altered, changed, or amended, except by a document in writing, signed by Lessor and Lessee. This Lease contains the entire agreement between the parties as to the Leased Property.

    24. RECORDING: Upon the request of either party, the parties will execute a memorandum of lease which may be recorded by either party, at the expense of the party desiring such recordation.

    25. GOVERNING LAW: This Lease shall be governed by the substantive, internal laws of the State of Tennessee.

    26. SEVERABILITY: If any provision of this Lease be invalid or unenforceable in law, it shall not affect the validity of any other provisions hereof.

    27. CAPTIONS: The captions in this Lease are for convenience only, and shall not be construed as a part of the Lease.

    28. COUNTERPARTS: This Lease may be executed in several counterparts, each having the full force and effect of an original.

    29. SUCCESSORS AND ASSIGNS: This Lease shall be binding upon Lessor's successors and assigns, and upon Lessee's successors and assigns, in the event of any permitted assignment by Lessee.

    30. MODIFICATIONS REQUIRED BY MORTGAGEE: Lessee agrees that in the event that Lessor's mortgagee requires modifications or amendments to this Lease (exclusive of economic modifications or amendments), Lessee shall execute such changes and amendments which may be reasonably required.

    31. UTILITY EASEMENTS: Lessor shall be entitled to enter into such easements or agreements with utility companies which are required in order to provide service to any portion of the Premises. Lessee hereby consents to the execution of such easements by Lessor, and agrees to execute any necessary documents and to take such action necessary in order to consummate same.

    32. ALL GENDERS AND NUMBERS INCLUDED: Whenever the singular or plural, or masculine, feminine, or neuter is used in this Lease, it shall equally apply to, extend to and include the other.

    33. NO PARTNERSHIP: Nothing contained herein shall be deemed or construed by the parties or by any third party as creating the relationship of principal and agent or a partnership or of a joint venture between the parties hereto, it being understood and agreed that the sole relationship between the parties hereto is that of Lessor and Lessee. Lessee shall be solely responsible for all taxes and expenses arising out of the use and occupancy of the theater except as expressly provided herein.

    34. ESTATE OF LESSOR: Lessor represents and warrants to Lessee that it has full right and lawful authority to enter into this Lease; that the Leased Property is free and clear of all liens, exceptions, restrictions and encumbrances except those shown on EXHIBIT E attached hereto; and that

Lessor will defend the title to the Leased Property against the claims of all persons. The mechanic's lien filed by Creative Structures, Inc. will be removed by Lessor on or before December 31, 1996.

    35. QUIET POSSESSION: Lessor covenants that Lessee, upon performing and observing the covenants to be observed and performed by Lessee under this Lease, shall peaceably hold, occupy and enjoy the Leased Property during the term of this Lease without interference by Lessor or by any other person claiming by, through or under Lessor.

    36. HAZARDOUS SUBSTANCES: Lessor represents and warrants that it has not placed or disposed of any Hazardous Substances on the Premises and furthermore represents and warrants that, to the best of its knowledge, no such Hazardous Substances have been placed or disposed of by any other person on the Premises.

    "Hazardous Substance" means gasoline, motor oil, fuel oil, waste oil, other petroleum or petroleum-based products, asbestos, polychlorinated biphenyls ("PCBs") and any chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, country, local or regional authority or which, even if not so regulated, is known to pose a hazard to health and safety, including but not limited to substances and materials defined or designated as "hazardous substances", "hazardous materials" or "toxic substances" under applicable law.

    37. NO LIENS: Lessee shall not attempt to encumber the Leased Property in any manner and Lessee shall not permit any mechanics', materialmen's, or other lien to be placed upon the Leased Property in connection with any permitted improvements, additions, or any required repairs and maintenance by Lessee.

    IN WITNESS WHEREOF, the parties hereto have executed this Lease Agreement as of the day and year first written above.

                                            LESSOR:

                                            /s/ J. MACDONALD BURKHART, M.D.
                                            ---------------------------------
                                            J. MACDONALD BURKHART, M.D.

                                            ADDRESS:

                                            601 Newland Professional Building
                                            2001 Laurel Avenue
                                            Knoxville, Tennessee 37916
                                            Telecopy:  (423) 546-2625

                                            LESSEE:

                                            COUNTRY TONITE THEATRE, L.L.C.,
                                            a Tennessee Limited Liability
                                                 Company


                                            By:/s/ JOHN J. PILGER
                                               ------------------------------

                                            Its:  Chief Manager

                                            ADDRESS:

                                            c/o Casino Resource Corporation
                                            1719 Beach Blvd., Suite 306
                                            Biloxi, Mississippi 39531-5396
                                            Telecopy:  (601) 374-5935

STATE OF TENNESSEE
COUNTY OF KNOX

    Personally appeared before me, Notary Public of said County, J. MacDONALD BURKHART, M.D., the within named bargainer, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who acknowledged that he executed the within instrument for the purposes therein contained.

    Witness my hand, at office, this 25 day of September, 1996.

                                            /s/ CATHERINE A. NUINE
                                            ---------------------------------
                                            Notary Public

My Commission Expires:       3/3/99
                     -----------------------

STATE OF     MISSISSIPPI
        ----------------------
COUNTY OF     HARRISON
         ---------------------

    Before me, a Notary Public of the state and county aforesaid, personally appeared John J. Pilger with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be President (or other officer authorized to execute the instrument) of COUNTRY TONITE THEATRE, L.L.C., the within named bargainor, a Tennessee limited liability company, and that he as such President, executed the foregoing instrument for the purpose therein contained, by signing the name of the limited liability company by himself as President.

    Witness my hand, at office, this 24 day of September, 1996.

                                            /s/ ANDREA R. GARCIA
                                            ---------------------------------
                                            Notary Public

My Comission Expires:      6/6/2000
                    --------------------------------------

                           UNCONDITIONAL GUARANTY OF LEASE

    Casino Resource Corporation ("CRC"), a Minnesota corporation, is the sole owner of CRC of Tennessee, Inc., a Tennessee corporation ("CRCT"). CRCT is a Member of Country Tonite Theatre, L.L.C., a Tennessee limited liability company ("Lessee"), and CRCT owns sixty percent (60%) of the membership interests of the Lessee. As an inducement for the execution of the foregoing Lease Agreement (the "Lease"), and as an additional consideration to J. MacDonald Burkhart, M.D. ("Lessor"), CRC covenants and agrees as follows:

    1. CRC hereby unconditionally and absolutely guarantees the prompt and full payment of Lessee's rental obligations described in paragraph 3 of the Lease Agreement but only to the extent of Thirty Thousand Dollars ($30,000.00) per month and only through the initial five (5) year term of the Lease.

    2. CRC agrees that this Guaranty may be enforced by Lessor without first resorting to or exhausting any other remedy, security, or collateral. Lessor shall provide notice to CRC of any nonpayment of rent and within five (5) days, CRC shall pay to Lessor Thirty Thousand Dollars ($30,000.00) for such month less any partial rental payments for such month timely paid by Lessee. CRC agrees that its obligations pursuant to this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release, or limitation of the liability of Lessee or its estate in bankruptcy (including without limitation any rejection of the Lease by Lessee or by any trustee or receiver in bankruptcy resulting from the operation of any present or future provisions of the United States Bankruptcy Code or any similar statute or decision of any court.) The liability of CRC shall not be affected by any repossession of the Leased Property by Lessor.

    3. CRC agrees that in the event this Guaranty is placed in the hands of an attorney for enforcement, CRC shall reimburse Lessor for any and all expenses incurred, including reasonable attorney's fees and litigation expenses.

    4. CRC agrees that this Guaranty shall inure to the benefit of and may be enforced by Lessor, his successors and assigns, and any mortgagee(s) of the Leased Property, and shall be binding and enforceable against CRC and CRC's successors, and assigns.

    5. The execution of this Guaranty by John J. Pilger, President of CRC, has been duly authorized by an appropriate action of the Board of Directors of CRC but no director, officer, or employee of CRC shall have any personal liability for this Guaranty. A copy of the corporate resolution authorizing the execution of this Guaranty shall be promptly delivered to Lessee.

    6. This Guaranty contains the entire agreement between the parties hereto with respect to the transactions contemplated by this Guaranty and supersedes all prior written or unwritten arrangements or understandings with respect thereto. This Guaranty shall be governed by and in accordance with the substantive, internal laws of the State of

         Tennessee. CRC hereby submits to the jurisdiction and venue of the state and federal courts located in Knox County, Tennessee. The parties agree they have jointly prepared this Guaranty. This Guaranty may not be modified, amended or revoked, except in a writing signed by all parties. This provision may not be orally waived.

    IN WITNESS WHEREOF, CRC has executed this Guaranty this day 24 of September, 1996.


                                            CASINO RESOURCE CORPORATION,
                                            a Minnesota corporation


                                            By /s/ JOHN J. PILGER
                                               ------------------------------
                                               John J. Pilger
                                               Its:  President


STATE OF  MISSISSIPPI  )
          -------------
COUNTY OF HARRISON     )
          -------------

    Before me, a Notary Public of the state and county aforesaid, personally appeared JOHN J. PILGER, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be President (or other officer authorized to execute the instrument) of CASINO RESOURCE CORPORATION, the within named bargainer, a corporation, and that he as such President, executed the foregoing instrument for the purpose therein contained, by signing the name of the corporation by himself as President.



    Witness my hand and seal, at office, this 24 day of September, 1996.

    /s/ ANDREA R. GARCIA
    ---------------------
    Notary Public

My Commission Expires:      6/6/2000
                     ----------------------------------

                                      EXHIBIT A



The Premises is a portion of the real property owned by Lessor. The entire tract owned by Lessor is more particularly described on EXHIBIT A-1 attached hereto. The "Premises" is that portion improved as a theater building and the parking therefor. The shaded area on the map attached hereto as EXHIBIT A-2 is an approximate depiction of the Premises.

                                      EXHIBIT A-1

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being a
10.165 acre tract located on the eastern side of U. S. Highway 441, and being more particularly bounded and described as follows:

BEGINNING at an iron pin set in the eastern right-of-way of U. S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U. S. Highway 441 with the northern right-of-way of Sugar Hollow Road; thence with the right-of-way of U. S. Highway 441 North 00 deg. 42 min. 48 sec. East passing an iron pin at 55.38 feet, a total distance of 178.16 feet to an iron pin marking the southwestern corner of Lot 7 of Pine Grove Plaza (Map Book 21, Page 173); thence leaving the right-of-way of U. S. Highway 441 and with the line of Pine Grove Plaza the following two calls and distances: North 67 deg. 32 min. 43 sec. East 829.56 feet to an iron pin; North 48 deg. 13 min. 38 sec. East 169.07 feet to an iron pin, corner to Laurel Manor, Inc. (Deed Book 282, Page 15) ; thence with the line of Laurel Manor, Inc. the following two calls and distances: South 54 deg. 40 min. 24 sec. East 349.54 feet to an iron pin; North 43 deg. 24 min. 19 sec. East 247.69 feet to an iron pin, corner to John and Lisa Rauhuff (Deed Book 132, Page 88); thence with the line of Rauhuff and a fence the following two calls and distances:
South 56 deg. 20 min. 12 sec. East 136.66 feet to an iron pin; South 51 deg. 15 min. 57 sec. East 21.10 feet to an iron pin, corner to R. DeWitt Shelton, et al. (Deed Book 522, Page 642); thence with the line of R. DeWitt Shelton, et al., the following six calls and distances: South 40 deg. 26 min. 51 sec. West
621.24 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 332.34 feet, a tangent of 60.39 feet, a chord call and distance of North 83 deg. 26 min. 38 sec. West 118.84 feet to an iron pin; thence South 86 deg. 15 min. 24 sec. West 97.00 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of 184.40 feet, a tangent of 76.99 feet, a chord call and distance of North 71 deg, 04 min. 59 sec. West 142.09 feet to an iron pin; thence North 48 deg. 25 min. 23 sec. West 20.64 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 75.13 feet, a tangent of 28.51 feet, a chord call and distance of North 69 deg. 12 min. 15 sec. West 53 31 feet to an iron pin, corner to BGA Associates (Deed Book 485, Page 177); thence with the line of BGA Associates the following two calls and distances: North 89 deg. 59 min. 25 sec. West 425.32 feet to an iron pin; South 65 deg. 12 min. 05 sec. West 261.88 feet to an iron pin in the right-of-way of U. S. Highway 441, the POINT OF BEGINNING, as shown by survey of Dean A. Orr, RLS #780, ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job No. 94-398-11.

    THERE IS SPECIFICALLY RESERVED from the above-described property an exclusive sign easement which is reserved by the First Parties named herein for the use and benefit of the First Parties, their heirs, devisees and assigns over the following described parcel of property:

    SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the city of Pigeon Forge, Tennessee, being located on the eastern side of U. S. Highway 441, and being more particularly described as follows:

    To FIND THE POINT OF BEGINNING start at an iron pin set in the eastern right-of-way of U. S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern rightof-way of U. S. Highway 441 with the northern right-ofway of Sugar Hollow Road; thence running with the eastern right-of-way of U. S. Highway 441 and the western terminus of a 50 foot joint permanent non-exclusive easement North 00 deg. 42 min. 48 sec. East 55.38 feet to an iron pin lying in the northern line of said 50 foot joint permanent non-exclusive easement, said iron pin marking the place of beginning of the sign easement area; thence leaving the right-of-way of U. S. Highway 441 and with northern line of a 50 foot joint permanent nonexclusive easement North 65 deg. 12 min. 05 sec. East 20.00 feet, more or less, to a point; thence leaving the right-of-way of a 50 foot joint permanent non-exclusive easement North 00 deg. 42 min. 48 sec. East 20.00 feet, more or less, to a point; thence South 65 deg. 12 min. 05 sec. West 20.00 feet, more or less, to a point in the eastern right-of-way of U. S. Highway 441; thence with the eastern right-of-way of U. S. Highway 441 South 00 deg. 42 min. 48 sec. West 20.00 feet, more or less, to an iron pin, the POINT OF BEGINNING, as shown on survey of Dean A. Orr, RLS #780, ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job No. 94-398-11.

    The Second Party by joining in the execution of this Correction Warranty Deed, does hereby grant, bargain, sell and convey unto First Parties the exclusive sign easement aforementioned, which sign easement was erroneously omitted from that prior deed of record in Deed Book 522, Page 646, in the Sevier County Register's Office. The spouse of Second Party, Mary N. Burkhart, joins in the execution of this Correction Warranty Deed for the sole purpose of conveying any marital interest which she may have in the above-described property, to First Parties for the purpose of said sign easement.


THERE IS SPECIFICALLY RESERVED by the First Parties named herein a 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities running over, across and under the above-described 10.165 acre tract of property, said 50 foot wide joint permanent nonexclusive easement being more particularly bounded and described as follows:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being more particularly bounded and described as follows:

BEGINNING at an iron pin in the eastern right-of-way of U. S. Highway 441, said iron pin being located 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U. S. Highway 441 with the northern right-of-way of Sugar Hollow Road; thence with the right-of-way of U. S. Highway 441 North 00 deg. 42 min. 48 sec. East 55.38 feet to an iron pin; thence leaving the right-of-way of U. S. Highway 441 and running along the northern right-of-way line of the 50 foot wide joint permanent non-exclusive easement the following calls and distances: North 65 deg. 12 min. 05 sec. East 249.02 feet to an iron pin; thence South 89 deg. 59 min. 25 sec. East 436.32 feet to an iron pin; thence running with an arc in a curve to the right in a circle having a radius of 125.13 feet, a tangent of 47.49 feet, a chord call and distance of South 69 deg. 12 min. 15 sec. East 88.79 feet to an iron pin; thence South 48 deg. 25 min. 23 sec. East 20.64 feet to an iron pin; thence running with an arc in a curve to the left in a circle having a radius of 134.40 feet, a tangent of 56.11 feet, a chord call and distance of South 71 deg. 04 min. 59 sec. East 103.56 feet to an iron pin; thence North 86 deg. 15 min. 24 sec. East 97.00 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of 382.34 feet, a tangent of 80.69 feet, a chord call and distance of South 81 deg. 49 min. 36 sec. East 157.90 feet to an iron pin in the line of R. DeWitt Shelton, et al. (Deed Book 522, Page 642); thence with the line of R. DeWitt Shelton, et al. the following six calls and distances: South 40 deg. 26 min. 51 sec. West 53.90 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 332.34 feet, a tangent of 60.39 feet, a chord call and distance of North 83 deg. 26 min. 38 sec. West 118 84 feet to an iron pin; thence South 86 deg. 15 min. 24 sec. West 97.00 feet to an iron pin; thence running with an arc in a curve to the right in a circle having a radius of
184.40 feet, a tangent of 76.99 feet, a chord call and distance of North 71 deg. 04 min. 59 sec. West 142.09 feet to an iron pin; thence North 48 deg. 25 min. 23 sec. West 20.64 feet to an iron pin; thence running with an arc in a curve to the left in a circle having a radius of 75.13 feet, a tangent of 28.51 feet, a chord call and distance of North 69 deg. 12 min. 15 sec. West 53.31 feet to an iron pin, corner to BGA Associates (Deed Book 485, Page 177); thence with the line of BGA Associates the following two calls and distances: North 89 deg. 59 min. 25 sec. West 425.32 feet to an iron pin; thence South 65 deg. 12 min. 05 sec. West 261.88 feet to an iron pin in the eastern right-of-way line of U. S. Highway 441, the POINT AND PLACE OF BEGINNING, as shown by survey of Dean A. Orr, RLS #780, ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job No. 94-398-11.

The Second Party named herein joins in the execution of this deed to grant, bargain, sell and convey to First Parties, their heirs, devisees and assigns, a joint permanent non-exclusive easement for ingress, egress and utilities over, across and under the aforedescribed easement area so as to correct the description of the easement area previously described in Deed Book 522, Page 646, in the Sevier County Register's Office. The easement rights reserved to First Parties named herein are non-exclusive rights and the Second Party, his heirs, devisees and assigns shall have the joint use of said easement area for the purpose of ingress, egress and utilities.

There is further conveyed with the 10.165 acre tract property described above and there is specifically reserved herein an additional joint permanent nonexclusive easement for ingress, egress and utilities running over, across and under the following described property:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being a 50 foot wide right-of-way immediately north of and running parallel with the following described line, which line marks the southern right-of-way line for said 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities:

TO FIND THE POINT OF BEGINNING start at an iron pin set in the eastern right-of-way line of U. S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U. S. Highway 441 with the northern right-of-way of Sugar Hollow Road and said iron pin being corner to BGA Associates (Deed Book 485, Page 177); thence running with the line of BGA Associates the following two calls and distances: North 65 deg. 12 min. 05 sec. East 261-88 feet to an iron pin; thence South 89 deg. 59 min. 25 sec. East 425.32 feet to an iron pin, corner to R. DeWitt Shelton, et al.; thence with the line of Shelton, et al. the following five calls and distances: Running with the arc in a curve to the right in article having a radius of 75.131 feet, a tangent of
28.513 feet, a chord call and distance of South 69 deg. 12 min. 18 sec.  East
53.315 feet to an iron pin; thence South 48 deg. 25 min. 23 sec. East 20.64 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 184-400 feet, a tangent of 76.985 feet, a chord call and distance of South 71 deg. 05 min. 00 sec. East 142.085 feet to an iron pin; thence North 86 deg. 15 min. 24 sec. East 97.00 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of
332.340 feet, a tangent of 67.162 feet, a chord call and distance of South 82 deg. 19 min. 07 sec. East 131.662 feet to an iron pin, the POINT OF BEGINNING; thence running with the arc in a curve to the right in a circle having a radius of 345.332 feet, a tangent of 96.499 feet, a chord call and distance of South 55 deg. 16 min. 53 sec. East 185.877 feet to an iron pin; thence South 39 deg. 40 min. 08 sec. East 193-90 feet to an iron pin, being corner to property of Barbara Mockus, said iron pin marking the terminus of the easement area and being according to the survey of Ronnie L. Sims, Tennessee Registered Land Surveyor No. 683, 1020 Topside Drive, Sevierville, Tennessee 37862, dated December 20, 1994 and last revised on April 19, 1995.

There is further conveyed with the 10.165 acre tract described above and specifically reserved a joint permanent non-exclusive easement for ingress, egress and utilities running over, across and under the following described parcel of property:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, beginning at an iron pin marking the southeastern terminus of the aforementioned easement described above, and which iron pin lies in the southwestern right-of-way line of the 50 foot wide joint permanent non-exclusive easement area; thence leaving said point and place of beginning and running with the southern terminus of the 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities aforedescribed, North 50 deg. 19 min. 51 sec. East 50.00 feet to an iron pin; thence South 39 deg. 40 min. 08 sec. East 132.93 feet to an iron pin; thence North 79 deg. 28 min. 09 sec. East 110.87 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of
50.01 feet, a tangent of 39.94 feet, an arc distance of 67.40 feet to an iron pin lying in the northern right-of-way line of Sugar Hollow Road; thence running with the northern right-of-way line of Sugar Hollow Road and running with the arc in a curve to the left in a circle having a radius of 498.40 feet, a tangent of 25.03 feet, an arc distance of 50.03 feet to an iron pin, being corner to property of C. B. McCarter (Plat Book 5, Page 72); thence running with the line of McCarter South 79 deg. 28 min. 09 sec. West 140.25 feet to an iron pin, being corner to property of Barbara Mockus; thence running with the line of Barbara Mockus North 39 deg. 40 min. 08 sec. West 162.30 feet to an iron pin, marking the POINT AND PLACE OF BEGINNING, and being according to the survey of Ronnie L. Sims, Tennessee Registered Land Surveyor No. 683, 1020 Topside Drive, Sevierville, Tennessee 37862, dated December 20, 1994 and last revised on April 19, 1995.

BEING part of the same property conveyed to R. DeWitt Shelton and Lela Evelyn Ogle by Quit Claim Deed from R. DeWitt Shelton, Trustee, dated June 16, 1994, of record in Deed Book 522, Page 642, in the Sevier County Register's Office.

                                     EXHIBIT A-2



                             Diagram of property boundary

                                      EXHIBIT C


    Copy of contract with Country Tonite Enterprises providing for performance of the "Country Tonite Show" on the Premises throughout the term of this Lease Agreement

                                                                       EXHIBIT 2
--------------------------------------------------------------------------------

                               CONTRACT TO PRODUCE SHOW
                                       BETWEEN
                           COUNTRY TONITE ENTERPRISES, INC.
                                         AND
                            COUNTRY TONITE THEATRE, L.L.C.

--------------------------------------------------------------------------------

    This contract to Produce Show ("Contract") is by and between Country Tonite Theatre, L.L.C., hereinafter referred to as "Theater," and Country Tonite Enterprises, Inc., hereinafter referred to as "Producer." Producer agrees to produce and present for Theater a show known as "Country Tonite" hereinafter referred to as "Show," in the Country Tonite Theatre located at 2249 Parkway in Pigeon Forge, Tennessee. Said show will be produced and presented under the terms and conditions of this Contract.

                                       RECITALS

    1. CONTRACT TERM. Producer agrees to produce and present the Show for a term that is coextensive with the existence of Country Tonite Theatre, L.L.C., a Tennessee limited liability company, pursuant to its Operating Agreement, dated as of September 24th, 1996 (the "Operating Agreement").

    2. THE "SHOW" DEFINED. The Show will have a running time of one-and-one-half to two hours. It will consist of at least five singers, eight dancers and one or two specialty acts performing in a structured Country & Western music variety show. The Show will also consist of live music with a seven to a twelve-piece band. In addition to performers and artists, CTE will provide one
(1) administrative person and one (1) wardrobe attendant to facilitate the production of the show (collectively "Producer Personnel.") The Show shall be a first rate production consistent with the quality of other variety shows currently being performed by CTE. Producer may vary the format from time to time in the best interest of the Show and the Theater.

    3. WEEK DEFINED. A "week" is herein defined as a six-day period of a calendar week (Sunday through Saturday) plus one nonperformance dark night to be designated by Theater. It is hereby acknowledged that a week will include up to twelve (12) performances per week. The Show times and days will be designated in writing by Theater, provided that Producer shall not be required to present the show between January 1 and March 1 of each year. Producer shall not be required to present the show a minimum number of times per week, but Producer shall be required to present the show an average eight (8) times per week for the period from March 15 through December 31 in each year. Theatre agrees not to do over twelve (12) shows per week without Burkhart Ventures, LLC's consent, which shall not be unreasonably withheld. If show is presented more than twelve
(12) times in one week, Producer shall be paid $3,750.00 for each show in a week over twelve (12).

    4. RIGHTS IN THE PRODUCTION. Producer will own and retain all rights in and to the title, format, logo, script continuity, choreography, and all other elements of the Show.

                                                                       EXHIBIT 2

Notwithstanding the foregoing, Producer grants to Theater a license for the Term of this Contract, including any extensions thereof to utilize the Show's title, logo, video, or audio excerpts or any other reference to or description of the Show in the Theater, promotion, marketing or public relations materials.

    5. EXCLUSIVITY. Producer agrees that during the Term of this contract, and any extensions thereof, Producer shall not compete with the Theater directly or indirectly within Sevier County, Tennessee or any adjoining county. However, from time to time, it is hereby understood that Producer may be airing certain excerpts from the Show for the purpose of marketing, merchandising and advertising the Show. If a taped excerpt of the Show is utilized on television, for purposes other than marketing and advertising, for profit, Producer shall pay a fee of $5,000.00 to Theater.

    6.   CONSIDERATION AND METHOD OF PAYMENT.

         a. Theater shall pay Producer a fee of $42,500 per week during the term, provided that if less than six (6) shows are presented in any week, subject to the next sentence, the amount paid to Producer for such week shall be reduced by $7,083.33 for each show less than six (6) that is presented. If the show is presented for any partial week at the beginning or end of a performance season, such fee shall be pro-rated based on days performed, but in no event shall any payment be made between January 1 and March 1 of any year. Payment shall be made on a weekly basis to Producer and made available to Producer each Monday morning before 10:00 a.m., Knoxville time, following the week's performance. Theater will be in default if payment is not made in full within ten (10) days of written notice of such nonpayment as provided herein.

         b. The fee provided for in subparagraph (a) of this paragraph shall be adjusted as of March 1 of each year, beginning March 1, 1998, for "cost of living" changes in accord with the Consumer Price Index for Urban Wage Earners and Clerical Workers (all items) for the Southern United States published by the Southern Office of the United States Department of Labor, Bureau of Labor Statistics (the "index"). Each adjustment shall be made by multiplying the weekly payment for the last full week of the prior calendar year by a fraction, the numerator which shall be the most recent index in effect at the time of such adjustment, and the denominator of which shall be the index for January, 1997. The product shall be the adjusted weekly payment until the next adjustment occurs. If the index changes so that the base (denominator) differs from that originally used, the index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the index is discontinued or revised during the term hereof, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would have been obtained if the index had not been discontinued or revised.

         c. As further consideration hereunder, Producer shall have the exclusive right to film and/or video tape the Show or excerpts thereof and shall make such film and/or video tape available to Theatre at Producer's actual cost. All income from sales or rental of such film or video tape sold in Sevier County shall inure to the benefit of the Theater.

    7. PRICE AND REVENUE. Theater shall establish the admission price for the Show and the cost to the audience of any and all beverage and food service and shall retain all revenues therefrom. Theater agrees to pay all taxes on admissions to Show, plus cabaret taxes and sales taxes as well as ASCAP, SESAC and BMI licensing fees.

    8.   CERTAIN PRODUCTION COSTS.

         a. Theater shall provide, at its expense, lighting and sound systems, stage sets, house equipment, related equipment, wardrobe maintenance including storage for same for Show's performers, stage configuration, dressing rooms, and projection system and screen. Theater shall provide the necessary personnel to handle stage functions, including but not limited to stage manager, assistant stage manager, spotlight operators, and lighting and sound technicians. Producer acknowledges that the facilities and equipment located at 2249 Parkway in Pigeon Forge, Tennessee are suitable for the production of the show in accordance with the terms of this Agreement.

         b.   Producer shall provide, at its sole expense:

              (1)  All props required for the Show;
              (2)  All costumes for the Show's performers;
              (3) All special effects for the Show which are not standard and ordinarily existent in the Theater's showroom.

    9.   REHEARSAL AND AUDITIONS.

         a. Theater shall make the showroom available to Producer for rehearsals and auditions upon reasonable notice by Producer and shall make such stage lighting and sound personnel as may be reasonably necessary thereto available in connection therewith.

         b. The Theater reserves the right to utilize the showroom for entertainment and other purposes during all daytime hours and during any evenings or other times the Show is not presented or when the auditorium is not in use during mutually agreed rehearsal and audition times described in the preceding subparagraph.

         c. Theater agrees to make the auditorium available for rehearsal and taping of television commercials.

    10. TERMINATION. The Producer may terminate this Agreement if any of the following events shall occur.

         a. Failure by Theatre to pay, in full, on the dates due, any payment due hereunder, provided, however, that Theatre shall have ten (10) days following written notice from Producer to cure such default.

         b. Failure by Theatre to observe or perform any of the other terms, covenants, agreements or conditions contained in this Agreement for a period of thirty (30) days after written notice from Producer specifying such default, provided, if any such default cannot be completely cured within such 30-day period, despite Theatre's diligent, best-faith effort, commenced immediately, then Theatre shall have a reasonable time to complete the cure of such default, for a period not to exceed ninety (90) days.

         c. Either the Lease dated as of the date hereof between J. MacDonald Burkhart, M.D., and the Theatre or the Operating Agreement of the Theatre is terminated.

         The Producer's right to terminate this Agreement under this paragraph is in addition to such other rights that the Producer may have at law or equity.

         The Theatre may terminate this Agreement if any of the following events shall occur.

         a. Failure by Producer to observe or perform any of the other terms, covenants, agreements or conditions contained in this Agreement for a period of thirty (30) days after written notice from Theatre specifying such default, provided, if any such default cannot be completely cured within such 30-day period, despite Producer's diligent, best-faith effort, commenced immediately, then Producer shall have a reasonable time to complete the cure of such default, for a period not to exceed ninety (90) days.

         b. Either the Lease dated as of the date hereof between J. MacDonald Burkhart, M.D., and the Theatre or the Operating Agreement of the Theatre is terminated.

    The Theater's right to terminate this Agreement under this paragraph is in addition to such other rights that the Theater may have at law or equity.

    Any notices given hereunder shall also be given to Burkhart Ventures, LLC, in the manner and at the address provided in the Operating Agreement.

    10. CERTAIN PROHIBITIONS. Upon the termination of this Agreement Theatre agrees not to:

         a. for a period of one (1) year after termination of this Agreement, produce either directly or indirectly or rent its property to any person or entity producing, a country and eastern rock music variety shown which uses the word "County" in its name or in any trade name or trademark.

         b. for a period of one (1) year after termination of this Agreement, hire any person who was an employee of the Producer or any affiliated entity within the one-year period prior to the termination of this Agreement; or

         c. violate any copyright, trademark or common law intellectual property rights of CTE or any affiliated entity.

    The provisions of this paragraph shall survive the termination of this Agreement.

    12. PRODUCER PERSONNEL. Producer shall require and assure that all Producer Personnel shall at all times perform his/her services in a highly professional manner. While on the premises of the Theatre, Producer Personnel shall conduct themselves in an appropriate and dignified manner, using professional discretion at all times. Producer is responsible for assuring that Producer Personnel and all persons performing services for Producer in connection with this agreement are subject to, and comply fully with, all terms and conditions of this Agreement.

    13. CANCELLATION OF PERFORMANCE BY THEATRE. Theatre shall have the right to cancel any performance of the Show, or any portion thereof, should extraordinary conditions exist which include, but are not limited to: riot, civil disorder, act(s) of God, strike, act of any federal, state or local instruments, rebellions, bomb threats, or any natural disaster.

    14. PUBLICITY. Producer shall require all performers in the Show to be available to Theater when requested from time to tome, for, among other things, publicity photographs and interview . All such services shall be rendered without any kind of cost or charge to Theater except that the Theater shall reimburse for travel, as required by the Theater or may pay the entertainer a fair market hourly rate for any material time. Producer agrees, for itself and on behalf of all performers in the Show, that such photographs and interview material may be used by Theater for any promotional and publicity purposes as Theater shall determine for the term of this agreement in its sole and absolute discretion; and Producer, for itself and on behalf of its performers, completely releases, Theater from any liability resulting from the use of such material. All promotional and publicity materials created at the expense or through the effort of Theater and approved by the Producer shall be the sole property of Theater, and Producer agrees to sign and to require its performers to sign, as may be reasonably determined, any and all releases, acknowledgements or such other documentations as Theater may request from time to time in connection with.

    15. TAXES AND INSURANCE. Producer shall be solely responsible for and shall pay when due all federal income tax withholding, FICA, social security, payment of workers' compensation where required by law and payroll taxes on behalf of Producer Personnel. Producer shall provide evidence satisfactory to Theater that worker's compensation insurance coverage is being carried by Producer and, when requested by Theater, evidence satisfactory to Theater that payment of all the foregoing payroll burden has been made. Each party to this contract hereby waives its right to subrogation.

    16. INDEPENDENT CONTRACTOR. Producer is and shall be in the performance of all work, services and activities under this Agreement an independent contractor. No term or condition under this Agreement nor any method or manner of payment hereunder shall create any relationship between Theater and Producer other than as expressed in this paragraph. Producer personnel shall not in any way, at any time, or under any circumstances, be or be construed to be employees, agents, representatives or personnel of Theater.

    17. INDEMNIFICATION. Producer shall defend, indemnity, and hold Theater completely free and harmless from and against any and all claims, demands, suits and actions which are the result of negligence by anyone not a party to this Agreement for loss, injury, damage, or liability from bodily injury and property damage arising directly or indirectly out of Producer's negligence with respect to performance of the Show or of this Agreement. Producer shall carry commercial liability insurance to insure against such risks.

    18. PARKING. Theatre shall make parking available for the show to the full extent that parking is available to the Theatre under its lease of the property under which the Show will be permitted.

    19.  MISCELLANEOUS PROVISIONS

         a. Time is of the essence of this Agreement and the performance of each and every provisions hereof.

         b. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties, their permitted successors and assigns.

         c. Whenever the context so requires, the use of any gender shall be applicable to all genders, the singular number shall include the plural and the plural gender.

         d. The law of the State of Tennessee shall govern the validity, performance and enforcement of this Agreement.

         e. If either party to this Agreement shall institute any action or proceeding under the provisions of this Agreement, the prevailing party in such action or proceeding shall be entitled to recover all of its costs and reasonable attorney's fees.

         f. The failure of Theater to insist upon performance of any of the provisions of this Agreement in any one or more instances shall not be a waiver thereafter of its right to full performance of all the provisions of this Agreement when any performance is due. No waiver of a breach of any of the covenants, conditions, terms of provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same of any other covenant, condition, term or provisions. All rights and remedies created by this Agreement are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

         g. In case provision contained in this Agreement shall be held to be illegal, invalid or unenforceable, the legality, validity and enforceability of all remaining provisions shall not be in any way affected of impaired thereby.

         h. Captions and/or headings have been inserted for convenience of reference only and are not to be construed or considered to be a part hereof and shall not in any way modify, restrict or amend any of the terms or provisions hereof.

                                                                       EXHIBIT 2

Executed this 24th day of September, 1996.


COUNTY TONITE THEATRE, LLC.                COUNTY TONITE ENTERPRISES, INC.



/s/ John J. Pilger                          /s/ John J. Pilger
-----------------------------               -------------------------------
John J. Pilger, Chief Manager               John J. Pilger, Chief Manager

                                                                       EXHIBIT 2

                                      EXHIBIT D

               LIST OF ASSUMED EQUIPMENT LEASES AND MONTHLY AMOUNTS DUE

    LESSOR                 PURPOSE                        AMOUNTS             DUE
    ------                 -------                        -------            DATE
                                                                             ----
Citizens National          Sound & lighting         $16,620.17      20th of month
Bank                       equipment

Citizens National          Computers                $   510.16       27th of month
Bank

Associates Leasing         Walkie-talkies           $    320.99      27th of month

AT&T Capital               Fax/Copier               $    240.35      28th of month
Leasing Services, Inc.

AT&T Credit                Telephone                $    616.18      27th of month
Corporation




_____________________

* Lessee shall have no rights in the video equipment (recorders, cameras, screens, and any and all related equipment) currently used in the theater.

                                                                       EXHIBIT 2
                                      EXHIBIT E


                                     Encumbrances


    1. All encumbrances listed in Lessor's title insurance policy issued by Lawyers Title Insurance Corporation (Policy #113-00-997074) attached hereto as EXHIBIT E-1.

    2. A disputed lien asserted by Creative Structures, Inc. filed in the Sevier County Register of Deeds Office on July 2, 1996. Lessor covenants that this item will be released or removed by bond by January 15, 1997.

    3. A deed of trust in favor of SunTrust National Bank of East Tennessee and a deed of trust in favor of Union Planters Bank.

                                                                 EXHIBIT E




                                    Lawyers Title
                                Insurance Corporation
                                National Headquarters
                                  Richmond, Virginia

                           ________________________________
                                Owner's Policy Number

                                  113 - 00 - 997074
                           ________________________________

   SUBJECT TO THE EXCLUSIONS FROM COVERAGE, THE EXCEPTIONS FROM COVERAGE CONTAINED IN SCHEDULE B AND THE CONDITIONS AND STIPULATIONS, LAWYERS TITLE INSURANCE CORPORATION, a Virginia corporation, herein called the Company, insures, as of Date of Policy shown in Schedule A, against loss or damage, not exceeding the Amount of Insurance stated in Schedule A, sustained or incurred by the insured by reason of:

    1. Title to the estate or interest described in Schedule A being vested other than as stated therein;

    2.   Any defect in or lien or encumbrance on the title;

    3.   Unmarketability of the title;

    4.   Lack of a right of access to and from the land.

The Company will also pay the costs, attorneys' fees and expenses incurred in defense of the title, as insured, but only to the extent provided in the Conditions and Stipulations.

IN WITNESS WHEREOF the Company has caused this policy to be signed and sealed, to be valid when Schedule A is countersigned by an authorized officer or agent of the Company, all in accordance with its By-Laws.

                                            LAWYERS TITLE INSURANCE CORPORATION

Attest:                                     By:    Janet A. Alpert
              Secretary                            President

                               EXCLUSIONS FROM COVERAGE


    The following matters are expressly excluded from the coverage of this policy and the Company will not pay loss or damage, costs, attorneys' fees or penses which arises by reason of:

(a) Any law, ordinance or governmental regulation (including but not limited to building and zoning laws, ordinances, or regulations) restricting, regulating, prohibiting or relating to (i) the occupancy, use, or enjoyment of the land; (ii) the character, dimensions or location of any improvement now or hereafter erected on the land; (iii) a separation in ownership or a change in the dimensions or area of the land or any parcel of which the land is or was a part; or (iv) environmental protection, or the effect of any violation of these laws, ordinances or governmental regulations, except to the extent that a notice of the enforcement thereof or a notice of a defect, lien or encumbrances resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

(b) Any governmental police power not excluded by (a) above, except to the extent that a notice of the exercise thereof or a notice of a defect, lien or encumbrances resulting from a violation or alleged violation affecting the land has been recorded in the public records at Date of Policy.

Rights of eminent domain unless notice of the exercise thereof has been recorded in the public records at Date of Policy, but not excluding from coverage any taking which has occurred prior to Date of Policy which would be binding on the rights of a purchaser for value without knowledge.

Defects, liens, encumbrances, adverse claims or other matter:

(a) created, suffered, assumed or agreed to by the insured claimant;

(b) not known to the Company, not recorded in the public records at Date of Policy, but known to the insured claimant and disclosed in writing to the Company by the insured claimant prior to the date the insured claimant became an insured under this policy;

(c) resulting in no loss or damage to the insured claimant;

(d) attaching or created subsequent to Date of Policy; or

(e) resulting in loss or damage which would not have been sustained if the insured claimant had paid value for the estate or interest insured by this policy.

Any claim, which arises out of the transaction vesting in the insured the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws.

                             CONDITIONS AND STIPULATIONS

1.  DEFINITIONS OF TERMS

    The following terms when used in this policy mean:

    (a) "insured": the insured name in Schedule A, and, subject to any rights or defenses the Company would have had against the named insured, those who succeed to the interest of the named insured by, operation of law as distinguished from purchase including, but not limited to, heirs, distributees, devisees, survivors, personal representatives, next of kin, or corporate or fiduciary successors.

    (b) "insured claimant": an insured claiming loss or damage.

    (c) "knowledge" or "known": actual knowledge, not constructive knowledge or notice which may be imputed to an insured by reason of the public records as defined in this policy or any other records which impart constructive notice of matters affecting the land.

    (d) "land": the land described or referred to in Schedule A, and improvements affixed thereto which by law constitute real property. The term "land" does not include any proerty beyond the lines of the area described or referred to in Schedule A, nor any right, title, interest, estate or easement in abutting streets, roads, avenues, alleys, lanes, ways or waterways, but nothing herein shall modify or limit the extent to which a right of access to and from the land is insured by this policy.

    (e) "mortgage": mortgage, deed of trust, trust deed, or the other security instrument.

    (f) "public records": records established under state statutes at Date of Policy for the purpose of imparting constructive notice of matters relating to real property to purchasers for value and without knowledge. With respect to
Section 1(a)(iv) of the Exclusions From Coverage, "public records" shall also include environmental protection liens filed in the records of the clerk of the United States district court for the district in which the land is located.

    (g) "unmarketability of the title": an alleged or apparent matter affecting the title to the land, not excluded or excepted from coverage, which would entitle a purchaser of the estate or interest described in Schedule A to be released from the obligation to purchase by virtue of a contractual condition requiring the delivery of marketable title.

2.  CONTINUATION OF INSURANCE AFTER CONVEYANCE OF TITLE.

     The coverage of this policy shall continue in force as of Date of Policy in favor of an insured only so long as the insured retains an estate or interest in the land, or holds an indebtedness secured by a purchase money mortgage given by a purchaser from the insured, or only so long as the insured shall have liability by reason of convenants of warranty made by the insured in any transfer or conveyance of the estate or interest. This policy shall not continue in force in favor of any purchaser from the insured of either (i) an estate or interest in the land, or (ii) an indebtedness secured by a purchase money mortgage given to the insured.

3.  NOTICE OF CLAIM TO BE GIVEN BY INSURED CLAIMANT.

    The insured shall notify the Company promptly in writing (i) in case of any litigation as set forth in Section 4(a) below, (ii) in case knowledge shall come to an insured hereunder of any claim of title or interest which is adverse to the title to the estate or interest, as insured, and which might cause loss or damage for which the Company may be liable by virtue of this policy, or (iii) if title to the estate or interest, as insured, is rejected as unmarketable. If prompt notice shall not be given to the Company, then as to the insured all liability of the Company shall terminate with regard to the matter or matters for which prompt notice is required; provided, however, that failure to notify the Company shall in no case prejudice the rights of any insured under this policy unless the Company shall be prejudiced by the failure and then only to the extent of the prejudice.

4.  DEFENSE AND PROSECUTION OF ACTIONS; DUTY OF INSURED CLAIMANT TO COOPERATE.

         (a) Upon written request by the insured and subject to the options contained in Section 6 of these Conditions and Stipulations, the Company, at its own cost and without unreasonable delay, shall provide for the defense of an insured in litigation in which any third party asserts a claim adverse to the title or interest as insured, but only as to those stated causes of action alleging a defect, lien or encumbrance or other matter insured against by this policy. The Company shall have the right to select counsel of its choice (subject to the right of the insured to object for reasonable cause) to represent the insured as to those stated causes of action and shall not be liable for and will not pay the fees of any other counsel. The Company will not pay any fees, costs or expenses incurred by the insured in the defense of those causes of action which allege matters not insured against by this policy.

         (b) The Company shall have the right, at its own cost, to institute and prosecute any action or proceeding or to do any other act which in its opinion may be necessary or desirable to establish the title to the estate or interest as insured, or to prevent or reduce loss or damage to the insured. The Company may take any appropriate action under the terms of this policy, whether or not it shall be liable hereunder, and shall not thereby concede liability or waive any provision of this policy. If the Company shall exercise its rights under this paragraph, it shall do so diligently.

         (c) Whenever, the Company shall have brought an action or interposed a defense as required or permitted by the provisions of this policy, the Company may pursue any litigation to final determination by a court of competent jurisdiction and expressly reserves the right, it its sole discretion, to appeal from any adverse judgment or order.

         (d) In all cases where this policy permits or requires the Company to prosecute or provide for the defense of any action or proceeding, the insured shall secure to the Company the right to so prosecute or provide defense in the action or proceeding, and all appeals therein, and permit the Company to use, at its option, the name of the insured for this purpose. Whenever requested by the Company, the insured, at the Company's expense, shall give the Company all reasonable aid (i) in any action or proceeding, securing evidence, obtaining witnesses, prosecuting or defending the action or proceeding, or effecting settlement, and (ii) in any other lawful act which in the opinion of the Company may be necessary or desirable to establish the title to the estate or interest as insured. If the Company is prejudiced by the failure of the insured to furnish the required cooperation, the Company's obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such cooperation.

5.  PROOF OF LOSS OR DAMAGE.

    In addition to and after the notices required under Section 3 of these Conditions and Stipulations have been provided the Company, a proof of loss or damage signed and sworn to by the insured claimant shall be furnished to the Company within 90 days after the insured claimant shall ascertain the facts giving rise to the loss or damage. The proof of loss or damage shall describe the defect in, or lien or encumbrance on the title, or other matter insured against by this policy which constitutes the basis of loss or damage and shall state, to the extent possible, the basis of calculating the amount of the loss or damage. If the Company is prejudiced by the failure of the insured claimant to provide the required proof of loss or damage, the Company's obligations to the insured under the policy shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, with regard to the matter or matters requiring such proof of loss or damage.

         In addition, the insured claimant may reasonably be required to submit to examination under oath by an authorized representative of the Company and shall produce for examination, inspection and copying, at such reasonable times and places as may be designated by any authorized representative of the Company, all records, books, ledgers, checks, correspondence and memoranda, whether bearing a date before or after Date of Policy, which reasonably pertain to the loss or damage. Further, if requested by any authorized representative of the Company, the insured claimant shall grant its permission, in writing, for any authorized representative of the Company to examine, inspect and copy all records, books, ledgers, checks, correspondence and memoranda in the custody or control of a third party, which reasonably pertain to the loss or damage. All information designated as confidential by the insured claimant provided to the Company pursuant to this Section shall not be disclosed to others unless, in the reasonable judgment of the Company, it is neccessary in the administration of the claim. Failure of the insured claimant to submit for examination under oath, produce other reasonably requested information or grant permission to secure reasonably necessary information from third parties as required in this paragraph shall terminate any liability of the Company under this policy as to that claim.

6.  OPTIONS TO PAY OR OTHERWISE SETTLE CLAIMS; TERMINATION OF LIABILITY

    In case of a claim under this policy, the Company shall have the following additional options:

         (a) TO PAY OR TENDER PAYMENT OF THE AMOUNT OF INSURANCE.

         To pay or tender payment of the amount of insurance under this policy together with any costs, attorneys' fees and expenses incurred by the insured claimant, which were authorized by the Company, up to the time of payment or tender of payment and which the Company is obligated to pay.

              Upon the exercise by the Company of this option, all liability and obligations to the insured under this policy, other than to make the payment required, shall terminate, including any liability or obligation to defend, prosecute, or continue any litigation, and the policy shall be surrendered to the Company for cancellation.

         (b) TO PAY OR OTHERWISE SETTLE WITH PARTIES OTHER THAN THE INSURED OR WITH THE INSURED CLAIMANT.

              (i) to pay or otherwise settle with other parties for or in the name or an insured claimant any claim insured against under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay; or

              (ii) to pay or otherwise settle with the insured claimant the loss or damage provided for under this policy, together with any costs, attorneys' fees and expenses incurred by the insured claimant which were authorized by the Company up to the time of payment and which the Company is obligated to pay.

         Upon the exercise by the Company of either of the options provided for in paragraphs (b)(i) or (ii), the Company's obligations to the insured under this policy for the claimed loss or damage, other than the payments required to be made, shall terminate, including any liability or obligation to defend, prosecute or continue any litigation.

7.  DETERMINATION, EXTENT OF LIABILITY AND COINSURANCE.

    This policy is a contract of indemnity against actual monetary loss or damage sustained or incurred by the insured claimant who has suffered loss or damage by reason of matters insured against by this policy and only to the extent herein described.

         (a) The liability of the Company under this policy shall not exceed the least of:

              (i) the Amount of Insurance stated in Schedule A; or,

              (ii) the difference between the value of the insured estate or interest as insured and the value of the insured estate or interest subject to the defect, lien or encumbrance insured against by this policy.

         (b) In the event the Amount of Insurance stated in Schedule A at the Date of Policy is less than 80 percent of the value of the insured estate or interest or the full consideration paid for the land, whichever is less, or if subsequent to the Date of Policy an improvement is erected on the land which increases the value of the insured estate or interest by at least 20 percent over the Amount of Insurance stated in Schedule A, then this Policy is subject to the following:

              (i) where no subsequent improvement has been made, as to any partial loss, the Company shall only pay the loss pro rata in the proportion that the amount of insurance at Date of Policy bears to the total value of the insured estate or interest at Date of Policy; or

              (ii) where a subsequent improvement has been made, as to any partial loss, the Company shall only pay the loss pro rata in the proportion that 120 percent of the Amount of Insurance stated in Schedule A bears to the sum of the Amount of Insurance stated in Schedule A and the amount expended for the improvement.

         The provisions of this paragraph shall not apply to costs, attorneys' fees and expenses for which the Company is liable under this policy, and shall only apply to that portion of any loss which exceeds, in the aggregate, 10 percent of the Amount of Insurance stated in Schedule A.

         (c) The Company will pay only those costs, attorneys' fees and expenses incurred in accordance with Section 4 of these Conditions and Stipulations.

8.  APPORTIONMENT.

         If the land described in Schedule A consists of two or more parcels which are not used as a single site, and a loss is established affecting one or more of the parcels but not all, the loss shall be computed and settled on a pro rata basis as if the amount of insurance under this policy was divided pro rata as to the value on Date of Policy of each separate parcel to the whole, exclusive of any improvements made subsequent to Date of Policy, unless a liability or value has otherwise been agreed upon as to each parcel by the Company and the insured at the time of the issuance of this policy and shown by an express statement or by an endorsement attached to this policy.

9.  LIMITATION OF LIABILITY.

    (a) If the Company establishes the title, or removes the alleged defect, lien or encumbrances, or cures the lack of a right of access to or from the land, or cures the claim of unmarketability of title, all as insured, in a reasonably diligent manner by any method, including litigation and the completion of any appeals therefrom, it shall have fully performed its obligations with respect to that matter and shall not be liable for any loss or damage caused thereby.

    (b) In the event of any litigation, including litigation by the Company or with the Company's consent, the Company shall have no liability for loss or damage until there has been a final determination by a court of competent jurisdiction, and disposition of all appeals therefrom, adverse to the title as insured.

    (c) The Company shall not be liable for loss or damage to any insured or liability voluntarily assumed by the insured in settling any claim or suit without the prior written consent of the Company.

10. REDUCTION OF INSURANCE; REDUCTION OR TERMINATION OF LIABILITY.

    All payments under this policy, except payments made for costs, attorneys' fees and expenses, shall reduce the amount of the insurance pro rata.

11. LIABILITY NONCUMULATIVE.

    It is expressly understood that the amount of insurance under this policy shall be reduced by any amount the Company may pay under any policy insuring a mortgage to which exception is taken in Schedule BV or to which the insured has agreed, assumed, or taken subject, or which is hereafter executed by an insured and which is a charge or lien on the estate or interest described or referred to in Schedule A, and the amount so paid shall be deemed a payment under this policy to the insured owner.

12. PAYMENT OF LOSS.

    (a) No payment shall be made without producing this policy for endorsement of the payment unless the policy has been loss or destroyed, in which case proof of loss or destruction shall be furnished to the satisfaction of the Company.

    (b) When liability and the extent of loss or damaged has been definitely fixed in accordance with these Conditions and Stipulations, the loss or damage shall be payable within 30 days thereafter.

13. SUBROGATION UPON PAYMENT OR SETTLEMENT.

    (a) THE COMPANY'S RIGHT OF SUBROGATION.
    Whenever the Company shall have settled and paid a claim under this policy, all right of subrogation shall vest in the Company unaffected by any act of the insured claimant.

         The Company shall be subrogated to and be entitled to all rights and remedies which the insured claimant would have had against any person or property in respect to the claim had this policy not been issued. If requested by the Company, the insured claimant shall transfer to the Company all rights and remedies against any person or property necessary in order to perfect this right of subrogation. The insured claimant shall permit the Company to sue, compromise or settle in the name of the insured claimant and to use the name of the insured claimant in any transaction or litigation involving these rights or remedies.

         If a payment on account of a claim does not fully cover the loss of the insured claimant, the Company shall be subrogated to these rights and remedies in the proportion which the Company's payment bears to the whole amount of the loss.

    If loss should result from any act of the insured claimant, as stated above, that act shall not void this policy, but the Company, in that event, shall be required to pay only that part of any losses insured against by this policy which shall exceed the amount, if any, lost to the Company by reason of the impairment by the insured claimant of the Company's right of subrogation.

         (b) THE COMPANY'S RIGHTS AGAINST NON-INSURED OBLIGORS.

         The Company's right of subrogation against non-insured obligors shall exist and shall include, without limitation, the rights of the insured to indemnities, guaranties, other policies of insurance or bonds, notwithstanding any terms or conditions contained in those instruments which provide for subrogation rights by reason of this policy.

14. ARBITRATION.

    Unless prohibited by applicable law, either the Company or the insured may demand arbitration pursuant to the Title Insurance Arbitration Rules of the American Arbitration Association. Arbitrable matters may include, but are not limited to, any controversy or claim between the Company and the insured arising out of or relating to this policy, any service of the Company in connection with its issuance or the breach of a policy provisiono r other obligation. All arbitrable matters when the Amount of Insurance is $1,000,000 or less shall be arbitrated at the option of either the Company or the insured. All arbitrable matter when the Amount of Insurance is in excess of $1,000,000 shall be arbitrated only when agreed to by both the Company and the insured. Arbitration pursuant to this policy and under the Rules in effect on the date the demand for arbitration ismade or, at the option of the insured, the Rules in effect at Date of Policy shall be binding upon the parties. The award may include attorneys' fees only if the laws of the state in which the land is located permit a court ot award attorneys' fees to a prevailing party. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

The law of the situs of the land shall apply to an arbitration under the Title Insurance Arbitration Rules.

    A copy of the Rules may be obtained from the Company upon request.

15. LIABILITY LIMITED TO THIS POLICY; POLICY ENTIRE CONTRACT.

    (a) This policy together with all endorsements, if any, attached hereto by the Company is the entire policy and contract, between the insured and the Company. In interpreting any provision of this policy, this policy shall be construed as a whole.

    (b) Any claim of loss or damage, whether or not based on negligence, and which arises out of the status of the title to the estate or interest covered hereby or by any action asserting such claim, shall be restricted to this policy.

    (c) No amendment of or endorsement to this policy can be made except by a writing endorsed hereon or attached hereto signed by either the President, a Vice President, the Secretary, an Assistant Secretary, or validating officer or authorized signatory of the Company.

16. SEVERABILITY.

    In the event any provision of the policy is held invalid or unenforceable under applicable law, the policy shall be deemed not to include that provision and all other provisions shall remain in full force and effect.

17. NOTICES, WHERE SENT.

    All notices required to be given the Company and any statement in writing required to be furnished the Company shall include the number of this policy and shall be addressed to its Corporate-Headquarters, 6630 West Broad Street, Richmond, Virginia 23230. Mailing address: P.O. Box 27567, Richmond, Virginia 23261.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              POLICY OF TITLE INSURANCE


A WORD OF THANKS . . .

As we make your policy a part of our permanent records, we want to express our
appreciation of this evidence of your faith in             Lawyers Title
Insurance Corporation.
There is no recurring premium.

This policy provides valuable title protection and we suggest you keep it in a safe place where it will be readily available for future reference.

If you have any questions about the protection provided by this policy, contact the office that issued your policy or you may write to:

                             Consumer Affairs Department
                         LAWYERS TITLE INSURANCE CORPORATION
                                    P.O. BOX 27567
                               RICHMOND, VIRGINIA 23261
                           TOLL FREE NUMBER 1-800-446-7086


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    LAWYERS TITLE
                                INSURANCE CORPORATION

                                NATIONAL HEADQUARTERS
                                  RICHMOND, VIRGINIA
                                    OWNER'S POLICY
                                      SCHEDULE A


                                                              ******************
                                                                  ENDORSEMENTS:



********************************************************************************
CASE          DATE OF             AMOUNT OF      POLICY
NUMBER        POLICY              POLICY         NUMBER

--------------------------------------------------------------------------------
          June 17, 1994      $2,950,000.00       113-00-997074
--------------------------------------------------------------------------------


Name of Insured:

         J. MacDonald Burkhart

The estate or interest in the land which is covered by this policy is;

         fee simple

Title to the estate or interest in the land is vested in:

         J. MacDonald Burkhart

The land referred to in this policy is described as follows:

         SEE ATTACHED DESCRIPTION

    NOTE: This property was conveyed to J. MacDonald Burkhart by warranty deed of R. DeWitt Shelton, a 3/4ths undivided interest as tenant in common and Lela Ogle, a 1/4th undivided interest as tenant in common, dated June 16, 1994, filed for record on June 17, 1994, in Warranty Deed Book 522, Page 646, in the Register's Office for Sevier County, Tennessee. Said warranty deed was corrected by Correction Warranty Deed dated May 10, 1995, filed for record on May 10, 1995, in Warranty Deed Book 544, Page 607, in the Register's Office for Sevier County, Tennessee.

DOUGLAS S. YATES

BY: /s/ Douglas S. Yates                   SEVIERVILLE, TENNESSEE
    --------------------------         ------------------------------------
COUNTERSIGNATURE AUTHORIZED                 Issued At (Location
     OFFICER OR AGENT

Policy 136 - Form No. 035-0136-0000 -- This Policy is invalid unless the cover sheet and Schedule B are attached. --- ALTA Owners Policy (10-17-92)

                                    Lawyers Title
                                Insurance Corporation

                                NATIONAL HEADQUARTERS
                                  Richmond, Virginia
                                    OWNER'S POLICY
                                      SCHEDULE B


   ****************************************************************************
   CASE NUMBER:                                  POLICY NUMBER: 113-00-997-074
*******************************************************************************

                               EXCEPTIONS FROM COVERAGE


This policy does not insure against loss or damage (and the Company will not pay costs, attorneys fees or expenses) which arise by reason of:

1.  Special Exceptions:
    (a) Taxes for the year 1995 and subsequent years.

2. The officials of the City of Pigeon Forge have represented that the 1993 City of Pigeon Forge Taxes have been paid in the amount of $3338.63, #2322, and that there are no taxes owing for prior years. However, no opinion is expressed and no liability is assumed with regard to these representations since similar representations by officials of the City of Pigeon Forge have proved unreiliable in the past.

3. This property may be subject to an easement in respect to the old abandoned roadbed adjoining Pine Grove Plaza along the northern boundary of the property as shown on map of Ronnie L. Sims, RLS, dated June 8, 1994.

4. Subject to an existing asphalt encroachment along the northern boundary of the property adjoining Pine Grove Plaza and Highway 441, as shown on map of Ronnie L. Sims, RLS, dated Jun 8, 1994.

5. This property is subject to a deed of trust in favor of Third National Bank of East Tennessee, dated June 16, 1994, of record in Trust Deed Book 523, Page 220, in the said Register's Office. Said deed of trust was corrected by Correction Tennessee Deed of Trust dated May 10, 1995, of record in Trust Deed Book 557, Page 322, in the said Register's Office.








Policy 136 Litho in U.S.A. - Form No. 035-0-136-0001 ---
ALTA Owners Policy (10-17-92)

                                      EXHIBIT A


TRACT I:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being a
10.165 acre tract located on the eastern side of U.S. Highway 441, and being more particularly bounded and described as follows:

BEGINNING at an iron pin set in the eastern right-of-way of U.S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U.S. Highway 441 with the northern right-of-way of Sugar Hollow Road; thence with the right-of-way of U.S. Highway 441 North 00 deg. 42 min. 48 sec. East passing an iron pin at 55.38 feet, a total distance of 178.16 feet to an iron pin marking the southwestern corner of Lot 7 of Pine Grove Plaza (Map Book 21, Page 173); thence leaving the right-of-way of U.S. Highway 441 and with the line of Pine Grove Plaza the following two calls and distances: North 67 deg. 32 min. 43 sec. East 829.56 feet to an iron pin; North 48 deg. 13 min. 38 sec. East 169.07 feet to an iron pin, corner to Laurel Manor, Inc. (Deed Book 282, Page 15); thence with the line of Laurel Manor, Inc. the following two calls and distances: South 54 deg. 40 min. 24 sec. East 349.54 feet to an iron pin; North 43 deg. 24 min. 19 sec. East 247.69 feet to an iron pin, corner to John and Lisa Rauhuff (Deed Book 132, Page 88); thence with the line of Rauhuff and a fence the following two calls and distances:
South 56 deg. 20 min. 12 sec. East 136.66 feet to an iron pin; South 51 deg. 15 min. 57 sec. East 21.10 feet to an iron pin, corner to R. DeWitt Shelton, et al. (Deed Book 522, Page 642); thence with the line of R. DeWitt Shelton, et al., the following six calls and distances: South 40 deg. 26 min. 51 sec. West 621.24 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 332.34 feet, a tangent of 60.39 feet, a chord call and distance of North 83 deg. 26 min. 38 sec. West 118.84 feet to an iron pin; thence South 86 deg. 15 min. 24 sec. West 97.00 feet, a tangent of 76.99 feet, a chord call and distance of North 71 deg. 04 min. 59 sec. West 142.09 feet to an iron pin; thence North 48 deg. 25 min. 23 sec. West 20.64 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 75.13 feet, a tangent of 28.51 feet, a chord call and distance of North 69 deg. 12 min. 15 sec. West 53.31 feet to an iron pin, corner to BGA Associates (Deed Book 485, Page 177); thence with the line of BGA Associates the following two calls and distances: North 89 deg. 59 min. 25 sec. West 425.32 feet to an iron pin; South 65 deg. 12 min. 05 sec. West 261.88 feet to an iron pin in the right-of-way of U.S. Highway 441, the POINT OF BEGINNING, as shown by survey of Dean A. Orr, RLS #780. ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job No. 94-398-11.

THIS CONVEYANCE IS SUBJECT TO an exclusive sign easement as reserved in Correction Warranty Deed dated May 10, 1995, of record in Deed Book 544, Page 607, in the Sevier County Register's Office, said easement encumbering the following described parcel of property:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, being located on the eastern side of U.S. Highway 441, and being more particularly described as follows:

TO FIND THE POINT OF BEGINNING start at an iron pin set in the eastern right-of-way of U.S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U.S. Highway 441 with the northern right-of-way of Sugar Hollow Road; thence running with the eastern right-of-way of U.S. Highway 441 and the western terminus of a 50 foot joint permanent non-exclusive easement North 00 deg. 42 min. 48 sec. East 55.38 feet to an iron pin lying in the northern line of said 50 foot joint permanent non-exclusive easement, said iron pin marking the place of beginning of the sign easement area; thence leaving the right-of-way of U.S. Highway 441 and with the northern line of a 50 foot joint permanent non-exclusive easement North 65 deg. 12 min. 05 sec. East 20.00 feet, more or less, to a point; thence leaving the right-of-way of a 50 foot joint permanent non-exclusive easement North 00 deg. 42 min. 48 sec. East 20.00 feet, more or less, to a point; thence South 65 deg. 12 min. 05 sec. West 20.00 feet, more or less, to a point in the eastern right-of-way of U.S. Highway 441; thence with the eastern right-of-way of U.S. Highway 441 South 00 deg. 42 min. 48 sec. West 20.00 feet, more or less, to an iron pin, the POINT OF BEGINNING, as shown on survey of Dean A. Orr, RLS #780, ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job. No. 94-398-11.

THIS CONVEYANCE IS FURTHER SUBJECT TO a 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities running over, across and under the above-described 10.165 acre tract of property, as reserved in Correction Warranty Deed dated May 10, 1995, of record in Deed Book 544, Page 607, in the Sevier County Register's Office, said 50 foot wide joint permanent non-exclusive easement being more particularly bounded and described as follows:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being more particularly bounded and described as follows:

BEGINNING at an iron pin in the eastern right-of-way of U.S. Highway 441, said iron pin being located 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U.S. Highway 441 with the northern right-of-way of Sugar Hollow Road; thence with the right-of-way of U.S. Highway 441 North 00 deg. 42 min. 48 sec. East 55.38 feet to an iron pin; thence leaving the right-of-way of U.S. Highway 441 and running along the northern right-of-way line of the 50 foot wide joint permanent non-exclusive easement the following calls and distances: North 65 deg. 12 min. 05 sec. East 249.02 feet to an iron pin; thence South 89 deg. 59 min. 24 sec. East 436.32 feet to an iron pin; thence running with an arc in a curve to the right in a circle having a radius of 125.13 feet, a tangent of 47.49 feet, a chord call and distance of South 69 deg. 12 min. 15 sec. East 88.79 feet to an iron pin; thence South 48 deg. 25 min. 23 sec. East 20.64 feet to an iron pin; thence running with an arc in a curve to the left in a circle having a radius of 134.40 feet, a tangent of 56.11 feet, a chord call and distance of South 71 deg. 04 min. 59 sec. East 103.56 feet to an iron pin; thence North 86 deg. 15 min. 24 sec. East 97.00 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of 382.34 feet, a tangent of 49 min. 36 sec. East 157.90 feet to an iron pin in the line of R. DeWitt Shelton, et al. (Deed Book 522, Page 642); thence with the line of R. DeWitt Shelton, et al. The following six calls and distances: South 40 deg. 26 min. 51 sec. West 53.90 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of
332.34 feet, a tangent of 60.39 feet, a chord call and distance of North 83 deg. 26 min. 38 sec. West 118.84 feet to an iron pin; thence South 86 deg. 15 min. 24 sec. West 97.00 feet to an iron pin; thence running with an arc in a curve to the right in a circle having a radius of 184.40 feet, a tangent of 76.99 feet, a chord call and distance of North 71 deg. 04 min. 59 sec. West 142.09 feet to an iron pin; thence North 48 deg. 25 min. 23 sec. West 20.64 feet to an iron pin; thence running with an arc in a curve to the left in a circle having a radius of 75.13 feet, a tangent of 28.51 feet, a chord call and distance of North 69 deg. 12 min. 15 sec. West 53.31 feet to an iron pin, corner to BGA Associates (Deed Book 485, PGE 177); thence with the line of BGA Associates the following two calls and distances: North 89 deg. 59 min. 25 sec. West 425.32 feet to an iron pin; thence South 65 deg. 12 min. 05 sec. West
261.88 feet to an iron pin in the eastern right-of-way line of U.S. Highway 441, the POINT AND PLACE OF BEGINNING, as shown by survey of Dean A. Orr, RLS #780, ETE Consulting Engineering, Inc., 311 Oak Ridge Turnpike, Oak Ridge, Tennessee 37830, dated April 28, 1995, bearing Job No. 94-398-11.

                                      TRACT II:

PARCEL A:

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, and being a 50 foot wide right-of-way immediately north of and running parallel with the following described line, which line marks the southern right-of-way line for said 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities:

TO FIND THE POINT OF BEGINNING start at an iron pin set in the eastern right-of-way line of U.S. Highway 441, said iron pin being 300 feet, more or less, in a northerly direction from the intersection of the eastern right-of-way of U.S. Highway 441 with the northern right-of-way of Sugar Hollow Road and said iron pin being corner to BGA Associates (Deed Book 485, Page 177); thence running with the line of BGA Associates the following two calls and distances: North 65 deg. 12 min. 05 sec. East 261.88 feet to an iron pin; thence South 89 deg. 59 min. 25 sec. East 425.32 feet to an iron pin, corner to R. DeWitt Shelton, et al.; thence with the line of Shelton, et al. the following five calls and distances: Running with the arc in a curve to the right in a circle having a radius of 75.131 feet, a tangent of 28.513 feet, a chord call and distance of South 69 deg. 12 min. 18 sec. East 53.315 feet to an iron pin; thence South 48 deg. 25 min. 23 sec. East 20.64 feet to an iron pin; thence running with the arc in a curve to the left in a circle having a radius of 184.400 feet, a tangent of
76.985 feet, a chord call and distance of South 71 deg. 05 min. 00 sec. East
142.085 feet to an iron pin; thence North 86 deg. 15 min. 24 sec. East 97.00 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of 332.340 feet, a tangent of 67.162 feet, a chord call and distance of South 82 deg. 19 min. 07 sec. East 131.662 feet to an iron pin, the POINT OF BEGINNING; thence running with the arc in a curve to the right in a circle having a radius of 345.332 feet, a tangent of 96.499 feet, a chord call and distance of South 55 deg. 16 min. 53 sec. East 185.877 feet to an iron pin; thence South 39 deg. 40 min. 08 sec. East 193.90 feet to an iron pin, being corner to property of Barbara Mockus, said iron pin marking the terminus of the easement area and being according to the survey of Ronnie L. Sims, Tennessee Registered Land Survey No. 683, 1020 Topside Drive, Sevierville, Tennessee 37862, dated December 20, 1994 and the last revised on April 19, 1995.

PARCEL B

SITUATED in the Fifth (5th) Civil District of Sevier County, Tennessee, and within the corporate limits of the City of Pigeon Forge, Tennessee, beginning at an iron pin marking the southeastern terminus of the aforementioned easement described above, and which iron pin lies in the southwestern right-of-way line of the 50 foot wide joint permanent non-exclusive easement area; thence leaving said point and place of beginning and running with the southern terminus of the 50 foot wide joint permanent non-exclusive easement for ingress, egress and utilities afore described, North 50 deg. 19 min. 51 sec. East 50.00 feet to an iron pin; thence South 39 deg. 40 min. 08 sec. East 132.93 feet to an iron pin; thence North 79 deg. 28 min. 09 sec. East 110.87 feet to an iron pin; thence running with the arc in a curve to the right in a circle having a radius of 50.01 feet, a tangent of 39.94 feet, an arc distance of 67.40 feet to an iron pin lying in the northern right-of-way line of Sugar Hollow Road; thence running with the northern right-of-way line of Sugar Hollow Road and running with the arc in a curve to the left in a circle having a radius of 498.40 feet, a tangent of 25.03 feet, an arc distance of 50.03 feet to an iron pin, being corner to property of C.B. McCarter (Plat Book 5, Page 72); thence running with the line of McCarter South 79 deg. 28 min. 09 sec. West 140.25 feet to an iron pin, being corner to property of Barbara Mockus; thence running with the line of Barbara Mockus North 39 deg. 40 min. 08 sec. West 162.30 feet to an iron pin, marking the POINT AND PLACE OF BEGINNING, and being according to the survey of Ronnie L. Sims, Tennessee Registered Land Surveyor No. 683, 1020 Topside Drive, Sevierville, Tennessee 37862, dated December 20, 1994 and last revised on April 19, 1995.

BEING the same property conveyed to J. MacDonald Burkhart from R. DeWitt Shelton and Lela Evelyn Ogle by Deed dated June 16, 1994, of record in Deed Book 522, Page 646, as corrected by Deed dated May 10, 1995, of record in Deed Book 544, Page 607, both in the Sevier County Register's Office.